UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2004 (March 22, 2004)

HEALTHCARE REALTY TRUST INCORPORATED

(Exact name of registrant as specified in its charter)

Maryland	1-11852	62-1507028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3310 West End Avenue

Suite 700

Nashville, Tennessee 37203
(Address of principal executive offices)

(615) 269-8175

(Registrant’s telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountant
Item 7. Financial Statements and Exhibits
SIGNATURE
EX-16 LETTER FROM ERNST & YOUNG DATED 3/22/2004

Item 4. Changes in Registrant’s Certifying Accountant

     On March 17, 2004, the Audit Committee of the Board of Directors of Healthcare Realty Trust Incorporated (the “Company”) resolved to replace Ernst & Young LLP (“E&Y”) as the Company’s principal accountants and engage KPMG LLP as the Company’s new principal accountants for the 2004 fiscal year. On March 24, 2004, KPMG LLP accepted the engagement.

     The audit reports of E&Y on the consolidated financial statements of the Company as of and for the years ended December 31, 2003 and 2002, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits of the two fiscal years ended December 31, 2003 and 2002 and through March 17, 2004, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreement(s) in connection with its reports.

     The Company provided E&Y with a copy of the disclosures to be included in Item 4 of the Form 8-K submitted by the Company to the Securities and Exchange Commission (“SEC”) on March 22, 2004 and requested that E&Y furnish the Company with a letter addressed to the SEC stating whether or not it agreed with the statements made in Item 4. Attached as Exhibit 16 is a copy of the letter from E&Y, dated March 22, 2004.

     During the two most recent fiscal years and through March 17, 2004, there have been no reportable events as defined in Item 304(a)(2)(v) of Regulation S-K.

     During the two fiscal years ended December 31, 2003 and 2002 and through March 17, 2004, the Company did not consult KPMG LLP regarding the application of generally accepted accounting principles to a specific transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits

     (c) Exhibits

Exhibit No.	Description
16	Letter from Ernst & Young LLP, dated as of March 22, 2004, regarding its agreement with the disclosure provided under Item 4.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED
By /s/ Scott W. Holmes
Scott W. Holmes, Senior Vice President and
Chief Financial Officer

Date: March 30, 2004

Exhibit No.	Description
16	Letter from Ernst & Young LLP, dated as of March 22, 2004, regarding its agreement with the disclosure provided under Item 4.